Exhibit 99.3

Amendment to Employment Agreement

This Amendment to Employment Agreement (the “Amendment”) is made effective as of July 24, 2017 (the “Effective Date”), by and between Brightcove Inc., a Delaware Corporation (the “Company”), and Andrew Feinberg (the “Executive”).

WHEREAS the Company and the Executive are parties to a written employment agreement, dated August 8, 2011, as amended and as most recently amended by an agreement, dated October 27, 2016 (the “Employment Agreement”), which, except as specifically modified herein, remains in full force and effect; and

WHEREAS the Executive and the Company mutually desire to amend certain aspects of the Employment Agreement to provide for revised severance benefits and other terms.

NOW THEREFORE, in consideration of any mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, the Executive and the Company hereby agree to amend the Employment Agreement as follows:

1. Unless specifically amended, modified or terminated herein, all provisions of the Employment Agreement shall remain in full force and effect in accordance with their terms. Any capitalized terms not defined herein shall have the definition set forth in the Employment Agreement.

2.	A new Section 1(c) is hereby added to the Employment Agreement as follows:

(c)	Consideration for CEO Position. The parties acknowledge that the Board is undertaking a search for a new CEO. The Company agrees to consider the Executive as a genuine candidate for the position of CEO for the Company.

3. Position and Duties. The first sentence of Section 1(b) of the Employment Agreement is hereby deleted and replaced with the following:

During the Term, the Executive shall serve as the Acting CEO of the Company, and shall have such powers and duties as may from time to time be prescribed by the Board of Directors of the Company (the “Board”).

4. Compensation and Related Matters.

(a)	Base Salary. In the first sentence of Section 2(a) of the Employment Agreement, “$370,000” is hereby replaced with “$400,000.”

(b)	Incentive Compensation. Section 2(b) of the Employment Agreement is hereby deleted and replaced with the following:

During the Term, the Executive shall be eligible to receive cash incentive compensation as determined by the Board or the Compensation Committee from time to time. The Executive’s aggregate target annual cash incentive compensation shall be seventy-five percent (75%) percent of his Base Salary, a portion of which shall be based on management-based-on-objectives (“MBO”) and a portion of which shall be based on a sales incentive plan (“SIP”). The Executive’s target MBO annual cash incentive compensation shall be twenty-five percent (25%) of his aggregate annual cash incentive compensation. The Executive’s target SIP annual cash incentive compensation shall be seventy-five percent (75%) of his aggregate annual cash incentive compensation. The SIP establishes sales performance goals and incentive payment policies, and is earned on a quarterly basis. The SIP provides opportunities to go beyond the target incentive at goal if you exceed your goals. The SIP is designed to drive Company and individual success, and it is subject to change. To earn incentive compensation, the Executive must be employed by the Company on the last day of the period on which such incentive compensation is measured, with the exception of the 2017 fiscal year, for which the Executive will be entitled to a pro rata portion of his incentive compensation if the Executive’s employment is terminated by the Company or the Executive as a result of the Company’s hiring of a CEO other than the Executive prior to the conclusion of the 2017 fiscal year, provided the Executive completes his transition responsibilities related to the new CEO.

5.	Termination.

Provided that the Executive’s employment with the Company continues until the earliest of: (i) the date of the Company’s annual earnings call for the fiscal year ending December 31, 2017; (ii) two months following the Company’s announcement of a new CEO other than the Executive during which two month period Executive shall make himself available as requested to assist in a transition of duties; or (iii) February 28, 2018, then Section 3(e) shall be deleted and replaced with the following:

(e)	Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason upon written notice to the Board, and the language in Section 3(g)(iii) shall be deleted and replaced with the following:

(iii) if the Executive’s employment is terminated by the Executive under Section 3(e), 30 days after the date on which a Notice of Termination is given.

6.	Compensation Upon Termination.

Section 4(b) shall be deleted in its entirety.

Provided that the Executive’s employment with the Company continues until the earliest of: (i) the date of the Company’s annual earnings call for the fiscal year ending December 31, 2017; (ii) two months following the Company’s announcement of a new CEO other than the Executive during which two month period Executive shall make himself available as requested to assist in a transition of duties; or (iii) February 28, 2018, the heading and first two sentences of Section 4(c) of the Employment Agreement shall be deleted, re-numbered as Section 4(b), and replaced with the following:

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(b) Termination by the Company Without Cause or by the Executive. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d), or the Executive terminates his employment as provided in Section 3(e), then the Company shall, through the Date of Termination, pay the Executive his Accrued Benefit. In addition, subject to the Executive signing a separation agreement that includes a general release of claims in favor of the Company and related persons and entities in a form and manner satisfactory to the Company (the “Release”) and, if applicable, the expiration of the seven-day revocation period for the Release within 60 days after the Date of Termination:”

Provided that the Executive’s employment with the Company continues until the earliest of:(i) the date of the Company’s annual earnings call for the fiscal year ending December 31, 2017; (ii) two months following the Company’s announcement of a new CEO other than the Executive during which two month period Executive shall make himself available as requested to assist in a transition of duties; or (iii) February 28, 2018 (or regardless of the occurrence of the foregoing events, if the Company terminates the Executive’s employment without Cause), Section 4(c)(ii) shall be deleted and replaced with the following:

(ii) notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, A) the vesting schedule for stock options held by the Executive as of the Date of Termination shall immediately accelerate by twenty-five percent (25%) and B) the vesting schedule for Restricted Stock Units held by the Executive as of the Date of Termination shall immediately accelerate by one hundred percent (100%), and such accelerated stock option and Restricted Stock Units shall become fully exercisable, vested and/or non-forfeitable as of the Date of Termination;

7.	Change in Control Payment.

Sections 5(a) and 5(b) of the Employment Agreement shall be deleted in their entirety.

Section 5(c) shall be re-numbered as Section 5(a), the word “to” in the heading and in the first sentence of Section 5(a)(i) shall be deleted, and the word “after” shall be substituted for the words “prior to” in the first sentence of Section 5(a)(ii).Provided that the Executive’s employment with the Company continues until the earliest of:(i) the date of the Company’s annual earnings call for the fiscal year ending December 31, 2017; (ii) two months following the Company’s announcement of a new CEO other than the Executive during which two month period Executive shall make himself available as requested to assist in a transition of duties; or (iii) February 28, 2018, the phrase “for Good Reason” shall be deleted.

Section 5(e)(i) shall be deleted in its entirety.

Section 5(e)(ii) shall be re-numbered as Section 5(e)(i).

A new Section 5(e)(ii) shall be added, stating:

“Threshold Amount” shall mean three times the Executive’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by the Executive with respect to such excise tax.

A new Section 5(e)(iii) shall be added, stating:

“Accounting Firm” shall mean a nationally recognized accounting firm selected by the Company.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

Brightcove Inc.

By: /s/ Gary Haroian	Date: 7/24/2017
Title: Chairman

/s/ Andrew Feinberg	Date: 7/24/17

Andrew Feinberg

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